CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report, dated October 3, 2003, on the statement of assets and liabilities of Pioneer Municipal High Income Advantage Trust as of October 2, 2003 and the related statement of operations for the one-day period then ended, in Pre-effective Amendment No. 2 to Registration Statement (Form N-2, 1933 Act File No. 333-107744) and related Prospectus of Pioneer Municipal High Income Advantage Trust for the registration of 25,000,000 shares of its common shares.


                                                    /s/ Ernst & Young LLP


Boston, Massachusetts
October 9, 2003